UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2005

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08703 (Commission File Number)	33-0956711 (IRS Employer Identification No.)

20511 Lake Forest Drive, Lake Forest, California (Address of Principal Executive Offices)		92630 (Zip Code)

Registrant’s telephone number, including area code: (949) 672-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.

In meetings this week with investors beginning Monday evening, Company executives will provide updates regarding conditions in the hard drive industry and on the Company’s guidance for its fourth fiscal quarter ending July 1, 2005. Specifically, the Company expects to communicate the following:

•	As expected, typical June quarter unit volume softness has been somewhat offset by the PVR/DVR, notebook and enterprise SATA markets. The June quarter has been historically the industry’s softest period.

•	As anticipated at the outset of the quarter, price declines have been more modest than in a typical June quarter.

•	Weeks of inventory in the distribution channel for the industry and for the Company are at about five weeks and the total number of drives is lower than at the beginning of the quarter. The industry continues to demonstrate sound inventory management practices.

•	While availability of media for hard drives remains tight, the Company has been able to secure disks to meet its demand.

•	The Company’s newer product programs – its WD Scorpio™ family of 2.5-inch hard drives and its 1-inch hard drive – are progressing on plan. The 1-inch drive is planned to ramp through the back half of calendar 2005, and the Company continues to make steady progress with its 2.5-inch product family. As previously indicated, WD’s strategy is to demonstrate measured, steady progress in these markets.

•	The Company continues to expect strong industry demand for all product lines in the second half of calendar 2005, reflecting typical seasonal patterns and continued strong growth in consumer markets.

Based on these factors, the Company indicated that:

•	Revenue for the fourth fiscal quarter ending July 1, 2005 is expected in the range of $900 million to $915 million, higher than previously expected;

•	Operating expenses are expected to total about $102 million, $3 million higher than previously anticipated due to an unexpected bad debt charge; and

•	Earnings per share are still expected in the range of 22 to 24 cents.

This Form 8-K contains forward-looking statements, including statements concerning the company’s expectations regarding industry demand in the second half of calendar 2005, the progress of the company’s newer product programs and the company’s current outlook for its fourth fiscal quarter ending July 1, 2005 with respect to revenue, operating expenses and earnings per share. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including: pricing trends and fluctuations in average selling prices (ASPs); actions by competitors; supply and demand conditions in the hard drive industry; changes in availability and cost of specialized product components; changes in product and customer mix; uncertainties related to the development and introduction of products based on new technologies and the successful expansion into new hard disk drive markets, including the 2.5-inch and sub 2.5-inch markets; difficulties in reducing yield losses from complex manufacturing processes; business conditions and growth in the desktop, 2.5-inch notebook, consumer electronics, handheld, SATA and enterprise markets; and other risks and uncertainties listed in the company’s most recent Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION
By:	/s/ Raymond M. Bukaty
Raymond M. Bukaty
Senior Vice President, Administration, General Counsel and Secretary

Dated: June 13, 2005